Exhibit 99.1

CD International Enterprises Reports Financial Results for the Second Quarter of Fiscal 2012 Ended March 31, 2012

DEERFIELD BEACH, FL--(5/10/12) - CD International Enterprises, Inc. (“CD International”) (NASDAQ:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services, announced today its financial results for the second quarter of fiscal 2012 ended  March 31, 2012.

-	2nd quarter fiscal 2012 revenue of $41.9 million with net income of $2.0 million compared to revenue of $42.3 million with a net loss of ($14,000) in the 2nd quarter of fiscal 2011
-	2nd quarter fiscal 2012 earnings per basic and diluted share of $0.05 compared to $(0.00) in the 2nd quarter of fiscal 2011
-	First six months of fiscal 2012 basic and diluted EPS climbs to $0.12 compared to $0.10 for the first six months of fiscal 2011

Financial Highlights

For the second quarter of fiscal 2012, total revenues were $41.9 million with net income attributable to common stockholders of $2.0 million.  This compares to revenues of $42.3 million with net loss attributable to common stockholders of ($14,000) recorded in the second quarter of fiscal 2011. Our operations resulted in net income of $0.05 per basic and diluted share in the second quarter of fiscal 2012 on 41.5 million basic weighted average shares and 42.2 million diluted weighted average shares outstanding.  This compares to a net loss of $(0.00) per basic and diluted share in the second quarter of fiscal 2011 on 34.7 million basic and diluted weighted average shares outstanding.   Our gross profit margin in the second quarter of fiscal 2012 increased to 15.6% compared to 7.6% in the comparable period in fiscal 2011.  Net profit margins also increased in the second quarter of fiscal 2012, reaching 4.8% compared to 0% in the comparable period in fiscal 2011 largely attributable to an increase in higher margin revenues from our consulting segment and to a lesser degree from a change in our depreciation method applied to our magnesium segment. For the first six months of fiscal 2012, we recorded net income attributable to common stockholders of $5.1 million or $0.12 per basic and diluted share on 41 million weighted average shares outstanding as compared to net income of $3.4 million or $0.10 per basic and diluted share on 33 million weighted average shares outstanding.

In the second quarter of fiscal 2012 we shipped 9,329 metric tons of magnesium at an average sales price of $2,773 per metric ton resulting in revenue of $25.9 million, inclusive of only one month of sales from our acquisition of Golden Trust and Lingshi Magnesium completed on February 29, 2012. This compares to 9,194 metric tons shipped in the second quarter of fiscal 2011 at an average sales price of $2,639 per metric ton contributing to $24.3 million in revenue.  We have experienced softness in global demand mainly as a result of uncertainties related to the ongoing European debt situation that began last October and continued through the second quarter of fiscal 2012.   However, the overall demand environment is slowly improving as reflected by a recent uptrend in spot magnesium prices and quoting activities.   Additionally, we have been able to achieve a substantial sequential improvement in our gross margins.  As a result of our belief that overall demand will further improve in the second half of calendar 2012, management has added to our magnesium inventory in the quarter.  In our basic materials segment, we recorded overall revenue of $10.5 million in the second quarter of fiscal 2012, a decline of $6.0 million compared to the second quarter of fiscal 2011.  The decrease in revenues was due to a sharp decline in sales volumes from our construction steel related products as slower construction expansion and tightened credit conditions in China impacted our customers' ability to obtain financing to purchase our products.  In our consulting segment, revenues totaled $5.6 million in the second quarter of fiscal 2012 as compared to revenues of $1.6 million recorded in the comparable period of fiscal 2011.  This increase was primarily attributable to a transaction fee we received for consulting services provided to a new client in this quarter.  With the addition of this new client, we currently have seven active clients.

Balance Sheet

At March 31, 2012, total assets were $160.6 million and shareholder equity was $82.5 million with 48.0 million shares outstanding. At September 30, 2011, total assets were $116.3 million and shareholder equity was $68.3 million with 40.4 million shares outstanding. At March 31, 2012, cash and cash equivalents were $12.5 million with an additional $19.5 million in prepaid expenses.   Cash and cash equivalents were $12.6 million at September 30, 2011with an additional $14.4 million in prepaid expenses.  Working capital was $34.2 million at March 31, 2012 compared to $44.8 million at September 30, 2011.

We will further discuss our operating results for fiscal 2012 during the conference call today, May 10, 2012 at 4:30 PM EST.

Commenting on our results for the second quarter of fiscal 2012, Dr. James Wang, Chairman and CEO of CD International, stated, "We are pleased with the overall performance of our operations thus far in fiscal 2012. With the completion of our two magnesium acquisitions now behind us, we believe we are poised to experience significant future growth in this segment as the market continues to solidify. While we face a number of challenges for our business, we are confident that we will emerge as a stronger organization, delivering future growth for the benefit of our stockholders.”

CD International Conference Call to discuss its financial results for the second quarter of fiscal 2012

The conference call will take place at 4:30 p.m. EST on Thursday, May 10, 2012. Anyone interested in participating should call (877) 407-9210 if calling within the United States or (201) 689-8049 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the CD International Enterprises 2012 Second Quarter Earnings conference call.

This call is being webcast and can be accessed at CD International website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=168485. The playback of the webcast can be accessed through either site until August 11, 2012. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (NASDAQ: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

CD INTERNATIONAL ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2012	September 30, 2011
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$12,480,503	$12,563,126
Available-for-sale Marketable securities (Note 6)	6,987,414	8,292,837
Available- for- sale-Marketable securities-related parties (Note 6)	330,148	542,386
Accounts and notes receivables, net of allowance of $267,803 and $276,069, respectively (Note 7)	31,431,741	20,428,217
Accounts, loans and other receivables, and prepaid expenses - related parties (Note 12)	2,109,153	9,598,583
Inventories, net (Note 8)	18,716,914	9,625,774
Prepaid expenses and other current assets, net (Note 9)	19,514,155	14,389,065
Restricted cash, current	1,433,078	1,547,159
Total current assets	93,003,106	76,987,147
Property, plant and equipment, net (Note 10)	62,718,969	36,873,988
Intangible assets	144,916	163,447
Property use rights, net	4,223,840	2,252,445
Other long-term assets	485,603	58,192
Total assets	$160,576,434	$116,335,219
LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term (Note 11)	$2,308,134	$2,657,091
Accounts payable and accrued expenses	17,322,903	15,468,902
Accounts and other payables-related parties (Note12)	23,039,102	4,590,045
Advances from customers and deferred revenue	4,856,694	3,821,208
Other liabilities (Note 13)	8,687,353	4,315,858
Taxes payable	2,598,201	1,349,611
Total current liabilities	58,812,387	32,202,715
Long-term liabilities	33,141	107,231
Total Liabilities	58,845,528	32,309,946

TOTAL EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares outstanding at March 31, 2012 and September 30, 2011. (Note 14)	1,006,250	1,006,250
Common Stock: $.0001 par value; 1,000,000,000 authorized; 47,975,385 and 40,353,828 issued and outstanding as of March 31, 2012 and September 30, 2011, respectively (Note 14)	4,798	4,035
Additional paid-in capital	82,901,957	75,279,087
Accumulated other comprehensive income	1,570,487	128,943
Accumulated deficit	(3,016,287)	(8,111,323)
Total CD International stockholders' equity	82,467,205	68,306,992
Non-controlling interests (Note 15)	19,263,701	15,718,281
Total equity	101,730,905	84,025,273
Total liabilities and equity	$160,576,434	$116,335,219

CD INTERNATIONAL ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
 (Unaudited)

	For three months ended		For six months ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Revenues	$41,918,335	$40,670,183	$78,282,802	$86,433,072
Revenues-related parties	23,568	1,597,830	570,999	1,604,543
Total revenues	41,941,903	42,268,013	78,853,801	88,037,615
Cost of revenues	35,386,469	39,042,825	66,701,012	78,281,381
Gross profit	6,555,434	3,225,188	12,152,789	9,756,234
Operating (expenses) income:
Selling, general, and administrative	(2,735,309)	(3,212,630)	(6,155,582)	(6,814,911)
Other operating income-related party	-	102,872	-	102,872
Other operating (expense) income	-	(19,782)	-	355,198
Total operating expenses	(2,735,309)	(3,129,540)	(6,155,582)	(6,356,841)
Operating income	3,820,125	95,648	5,997,207	3,399,393
Other (expenses) income:
Other (expense) income	(216,909)	93,842	266,801	265,361
Interest income (expense)	21,002	(59,297)	80,012	(67,044)
Realized loss on available-for-sale securities	(31,318)	(261,557)	(17,062)	(379,969)
Total other (expenses) income	(227,225)	(227,012)	329,751	(181,652)
Income (loss) before income taxes	3,592,900	(131,364)	6,326,958	3,217,741
Income tax expense	(1,630,766)	(140,925)	(1,623,309)	(67,641)
Net income (loss)	1,962,134	(272,289)	4,703,649	3,150,100
Net loss attributable to noncontrolling interests	47,453	278,664	436,646	322,111
Net income attributable to CD International	$2,009,587	$6,375	$5,140,295	$3,472,211

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(20,130)	(40,260)	(40,260)
Net income (loss) attributable to common stockholders	$1,989,457	$(13,755)	$5,100,035	$3,431,951
COMPREHENSIVE(LOSS) INCOME :
Net income (loss)	$1,962,134	$(272,289)	$4,703,649	$3,150,100
Foreign currency translation adjustments	(399,353)	744,548	115,630	1,536,506
Unrealized (loss) gains on available-for-sale securities	(1,972,195)	3,423,130	1,236,371	3,946,297
Reclassification adjustment for loss included in net income	-	261,557		379,969
Comprehensive (Loss) income	$(409,414)	$4,156,946	$6,055,650	$9,012,872
Net loss attributable to noncontrolling interests	47,453	278,664	436,646	322,111
Foreign currency translation adjustments - noncontrolling interests	142,474	(283,373)	89,543	(557,551)
Comprehensive (loss) income attributable to CD International	$(219,487)	$4,152,237	$6,581,839	$8,777,432
Preferred stock dividend	(20,130)	(20,130)	(40,260)	(40,260)
Comprehensive (loss) income attributable to common stockholders	$(239,617)	$4,132,107	$6,541,579	$8,737,172

Basic and diluted income per common share
Basic	$0.05	$(0.00)	$0.12	$0.10
Diluted	$0.05	$(0.00)	$0.12	$0.10
Basic weighted average common shares outstanding	41,493,611	34,728,413	41,027,226	33,257,657
Diluted weighted average common shares outstanding	42,174,672	34,728,413	41,708,287	33,257,657

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding growth in our magnesium segment, revenues, margins, net income and earnings, magnesium prices and demand. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Delisting of our common stock by The Nasdaq.
•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.
Adverse outcome of the bankruptcy of CDII Trading

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.

•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net